                                                                   Exhibit 4.36


                               SECOND AMENDMENT

          SECOND AMENDMENT (this "Amendment"), dated as of March 2, 2000, among BIG V HOLDING CORP., a Delaware corporation ("Holdings"), BV HOLDINGS CORPORATION, a Delaware corporation ("BV Holdings"), BIG V SUPERMARKETS, INC., a New York corporation (the "Borrower"), the lenders from time to time party to the Credit Agreement referred to below (each a "Lender" and, collectively, the "Lenders"), DLJ CAPITAL FUNDING, INC., as Syndication Agent (in such capacity, the "Syndication Agent"), FLEET NATIONAL BANK, as Administrative Agent (in such capacity, the "Administrative Agent"), and SUMMIT BANK, as Documentation Agent (in such capacity, the "Documentation Agent"). All capitalized terms used herein and not otherwise defined herein shall have the respective meanings provided such terms in the Credit Agreement referred to below.

                             W I T N E S S E T H :

          WHEREAS, Holdings, BV Holdings, the Borrower, the Lenders, the Administrative Agent, the Syndication Agent and the Documentation Agent are parties to a Credit Agreement, dated as of January 14, 1999 (as amended, modified or supplemented through, but not including, the date hereof, the "Credit Agreement"); and

          WHEREAS, the parties hereto wish to amend certain provisions of the Credit Agreement as herein provided, subject to and on the terms and conditions set forth herein;

          NOW, THEREFORE, it is agreed:

          1. Section 1.05(g) of the Credit Agreement is hereby amended by inserting the following text immediately after the last word appearing in the second parenthetical of clause (iii) thereof:

              ", including any additional Tranche C Term Loans made pursuant to
          Section 13.18(b)".

          2. Section 4.02(b)(iii) of the Credit Agreement is hereby amended by inserting the following new sentence at the end thereof:

              "To the extent that any additional Tranche C Term Loans are incurred pursuant to Section 13.18(b), the final Tranche C Term Loan Scheduled Repayment set forth in the table above shall be increased by the aggregate principal amount of such additional Tranche C Term Loans so incurred."
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          3.  Section 7.08(b) of the Credit Agreement is hereby amended by inserting the following new sentence at the end thereof:

              "All proceeds of Tranche C Term Loans incurred pursuant to Section 13.18(b) shall be used for the Borrower's and its Subsidiaries' general corporate purposes."

          4.  The definition of "Tranche C Term Loan" appearing in Section
11.01 of the Credit Agreement is hereby amended by inserting the following new text immediately after the last word thereof:

              "and also shall include any additional Tranche C Term Loans made pursuant to Section 13.18(b)".

          5. Section 13.17 of the Credit Agreement is hereby amended as follows:

              (i)  by deleting the word "or" appearing at the end of clause
(A)(i) of the second sentence thereof and inserting a comma in lieu thereof;

              (ii) by inserting the following new text immediately after the words "Junior Subordinated Note Agreement" appearing at the end of clause
(A)(ii) of the second sentence thereof:

              "or (iii) incur any additional Tranche C Term Loans under Section
              13.18 unless such additional Tranche C Term Loans are incurred in reliance on the proviso to Section 4.12 of the Senior Subordinated
              Note Indenture and the proviso to Section 7E of the Junior Subordinated Note Agreement and/or clause (xiv) of the respective definition of "Permitted Indebtedness" contained in the Senior Subordinated Note Indenture and the Junior Subordinated Note Agreement (although to the extent that such additional Tranche C Term Loans are incurred in reliance on such Sections 4.12 and 7E, the Borrower shall deliver to the Agents both (I) a certificate of the Borrower's chief financial officer demonstrating (in reasonable detail) that such additional Tranche C Term Loans may be so incurred under such Sections and (II) an opinion of counsel, in form and substance reasonably satisfactory to the Agents, with respect to the matters referred to in the parenthetical to clause
              (viii) of the proviso to each of the definition of "Senior Debt" appearing in the Senior Subordinated Note Indenture and the definition of "Superior Debt" appearing in the Junior Subordinated Note Agreement";

              (iii) by inserting the following new text immediately after the words "Second Tranche C Term Loan Borrowing Date" appearing in clause (B) of the second sentence thereof:

              "and/or by operation of Section 13.18"; and

              (iv) by inserting the following new text immediately after the words "the first sentence of this Section 13.17" appearing in clause (B) of the second sentence thereof:


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              "and as provided in clause (A)(iii) above of this sentence".

          6. Section 13.18 of the Credit Agreement is hereby amended as follows:

              (i) by deleting the heading thereof and inserting the following new heading in lieu thereof:

              "13.18 Increases of Revolving Loan Commitments and Additional
            Tranche C Term Loans. (a)";

              (ii) by deleting all references to "Section 13.18" appearing in the existing text thereof and inserting "Section 13.18(a)" in lieu thereof;

              (iii) by inserting the following new text immediately after the text "Section 13.18" appearing in clause (iv) of the first sentence thereof:

              "less the aggregate principal amount of additional Tranche C Term Loans made pursuant to Section 13.18(b)"; and

              (iv) by inserting the following new clause (b) at the end thereof:

              "(b) So long as no Default or Event of Default then exists or would result therefrom, the Borrower shall have the right at any time and from time to time to request one or more Lenders to make additional Tranche C Term Loans, it being understood and agreed, however, that (i) no Lender shall be obligated to make additional Tranche C Term Loans as a result of any request by the Borrower,
              (ii) any Lender may so make additional Tranche C Term Loans without the consent of any other Lender, (iii) any additional Tranche C Term Loans made pursuant to this Section 13.18(b) shall be in a minimum amount of at least $1,000,000, (iv) no more than $5,000,000 in the aggregate of additional Tranche C Term Loans may be made pursuant to this Section 13.18(b) less the amount by which the Total Revolving Loan Commitment has been increased pursuant to
              Section 13.18(a), (v) the Borrower may not request any Lender to make additional Tranche C Term Loans pursuant to this Section 13.18(b) without first obtaining the prior consent of the Syndication Agent and the Administrative Agent, (vi) no additional Tranche C Term Loans may be made pursuant to this Section 13.18(b) unless same is permitted under Section 13.17 and (vii) any additional Tranche C Term Loans made by any Lender pursuant to this Section 13.18(b) shall be made in coordination with the Administrative Agent. At the time of any additional Tranche C Term Loans being made pursuant to this Section 13.18(b), (i) the Borrower shall, in coordination with the Administrative Agent, take all such actions as may be necessary to ensure that all Lenders with outstanding Tranche C Term Loans continue to participate in each Borrowing of outstanding Tranche C Term Loans on a pro rata basis (after giving effect to any additional Tranche C Term Loans made pursuant to this Section 13.18(b)), including by adding such additional Tranche C Term Loans to the then outstanding Borrowings of Tranche C Term Loans on a pro rata basis even though as a result thereof such new additional Tranche C Term Loans (to the extent required to be maintained as Eurodollar

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              Loans) may effectively have a shorter Interest Period than the then outstanding Borrowings of Tranche C Term Loans, and it is hereby agreed that (x) to the extent any then outstanding Borrowings of Tranche C Term Loans that are maintained as Eurodollar Loans are affected as a result thereof, any costs of the type described in Section 1.11 incurred by such Lenders in connection therewith shall be for the account of the Borrower or
              (y) to the extent the additional Tranche C Term Loans to be so incurred are added to the then outstanding Borrowings of Tranche C Term Loans which are maintained as Eurodollar Loans, the Lenders that have made such additional Tranche C Term Loans shall be entitled to receive an effective interest rate on such additional Tranche C Term Loans as is equal to the Eurodollar Rate as in effect two Business Days prior to the incurrence of such additional Tranche C Term Loans plus the then Applicable Eurodollar Rate Margin for such Tranche of Term Loans until the end of the respective Interest Period or Interest Periods, (ii)
              Schedule I shall be deemed modified to reflect the additional Tranche C Term Loans made by the affected Lenders, and (iii) upon surrender of any old Tranche C Term Notes by those Lenders that have made such additional Tranche C Term Loans pursuant to this
              Section 13.18(b), to the extent requested by such Lenders, new Tranche C Term Notes will be issued, at the Borrower's expense, to such Lenders to be in conformity with the requirements of Section
              1.05 (with appropriate modifications). Any Lender agreeing to make additional Tranche C Term Loans pursuant to this Section 13.18(b) shall make such additional Tranche C Term Loans within one Business Day after all of the procedures set forth in the first sentence of this Section 13.18(b) have been complied with and otherwise in accordance with the terms of this Agreement."

          7. In order to induce the Lenders to enter into this Amendment, each of Holdings, BV Holdings and the Borrower hereby represents and warrants that
(i) the representations and warranties contained in the Credit Agreement are true and correct in all material respects on and as of the Second Amendment Effective Date (as defined below) (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date), both before and after giving effect to this Amendment,
(ii) there exists no Default or Event of Default on the Second Amendment Effective Date, both before and after giving effect to this Amendment, and (iii) each Credit Party has the power and authority (corporate and otherwise) to incur (and/or guaranty) any additional Tranche C Term Loans as contemplated by this Amendment.

          8. This Amendment is limited as specified and shall not constitute a modification, acceptance or waiver of any other provision of the Credit Agreement or any other Credit Document.

          9. This Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which counterparts when executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A complete set of counterparts shall be lodged with the Borrower and the Administrative Agent.


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         10.  THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES
HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

         11. This Amendment shall become effective on the date (the "Second Amendment Effective Date") when Holdings, BV Holdings, the Borrower and the Required Lenders (i) shall have signed a counterpart hereof (whether the same or different counterparts) and (ii) shall have delivered (including by way of facsimile transmission) the same to the Administrative Agent at the Notice Office.

         12. From and after the Second Amendment Effective Date, all references in the Credit Agreement and each of the Credit Documents to the Credit Agreement shall be deemed to be references to the Credit Agreement as amended hereby.

                                      * * *


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

          IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Amendment to be duly executed and delivered as of the date first above written.

                                      BIG V HOLDING CORP.


                                      By: /s/ James A. Toopes, Jr.
                                          --------------------------------------
                                          Name:  James A. Toopes, Jr.
                                          Title: Vice Chairman

                                      BV HOLDINGS CORPORATION


                                      By: /s/ James A. Toopes, Jr.
                                          --------------------------------------
                                          Name:  James A. Toopes, Jr.
                                          Title: Vice Chairman

                                      BIG V SUPERMARKETS, INC.


                                      By: /s/ James A. Toopes, Jr.
                                          --------------------------------------
                                          Name:  James A. Toopes, Jr.
                                          Title: Vice Chairman

                                      DLJ CAPITAL FUNDING, INC., Individually
                                         and as Syndication Agent


                                      By: /s/ Dana Klein
                                          --------------------------------------
                                          Name:  Dana F. Klein
                                          Title: Senior Vice President

                             FLEET NATIONAL BANK, Individually
                                and as Administrative Agent


                             By: /s/ Thomas J. Flanagan, II
                                 -----------------------------------------------
                                 Name:  Thomas J. Flanagan
                                 Title: Senior Vice President

                             SUMMIT BANK, Individually and as
                                Documentation Agent


                             By: /s/ Catherine E. Garrity
                                 -----------------------------------------------
                                 Name:  Catherine E. Garrity
                                 Title: Vice President

                             FIRST SOURCE FINANCIAL LLP

                             By:  First Source Financial, Inc., its
                                   Agent/Manager


                             By: /s/ David C. Wagner
                                 -----------------------------------------------
                                 Name:  David C. Wagner
                                 Title: Vice President

                             MERRILL LYNCH PRIME RATE
                                 PORTFOLIO

                             By: Merrill Lynch Asset Management, L.P., as
                                Investment Advisor

                             By:
                                 -----------------------------------------------
                                 Name:
                                 Title:

                             MERRILL LYNCH SENIOR FLOATING
                                 RATE FUND, INC.


                             By:
                                 -----------------------------------------------
                                 Name:
                                 Title:

                             MORGAN STANLEY DEAN WITTER
                                 PRIME INCOME TRUST


                             By: /s/ Sheila A. Finnerty
                                 -----------------------------------------------
                                 Name:  Sheila A. Finnerty
                                 Title: Vice President

                             STEIN ROE FLOATING RATE LIMITED
                                 LIABILITY COMPANY


                             By: /s/ James R. Fellows
                                 -----------------------------------------------
                                 Name:  James R. Fellows
                                 Title: Vice President, Stein Roe & Farnham
                                        Incorporated, as Advisor to the Stein
                                        Roe Floating Rate Limited Liability
                                        Company

                             VAN KAMPEN CLO I, LIMITED

                             By: Van Kampen Management Inc., as Collateral
                                 Manager


                             By: /s/ Darvin D. Pierce
                                 -----------------------------------------------
                                 Name:  Darvin D. Pierce
                                 Title: Vice President

                             NUVEEN FLOATING RATE FUND
                             By:  Nuveen Senior Loan Asset Management
                                  Inc.


                             By: /s/ Lisa M. Mincheski
                                 -----------------------------------------------
                                 Name:  Lisa M. Mincheski
                                 Title: Managing Director

                             KZH STERLING LLC


                             By: /s/ Susan Lee
                                 -----------------------------------------------
                                 Name:  Susan Lee
                                 Title: Authorized Agent

                             STEIN ROE & FARNHAM CLO I LTD.


                                By: Stein Roe & Farnham Incorporated, as
                                    Porfolio Manager

                                By: /s/ James R. Fellows
                                    --------------------------------------------
                                Name:  James R. Fellows
                                Title: Vice President


                             LIBERTY-STEIN ROE ADVISOR
                                FLOATING RATE ADVANTAGE FUND
                                By: Stein Roe & Farnham Incorporated, as Advisor


                             By: /s/ James R. Fellows
                                 -----------------------------------------------
                                 Name:  James R. Fellows
                                 Title: Vice President

                             ELF FUNDING TRUST I


                             By:
                                 -----------------------------------------------
                                 Name:
                                 Title:

                             OSPREY INEVESTMENT PORTFOLIO STRATEGIC MANAGED
                                LOAN FUND


                             By:
                                 -----------------------------------------------
                                 Name:
                                 Title:

                             ELT Ltd.


                             By:
                                 -----------------------------------------------
                                 Name:
                                 Title: